UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2014 (April 1, 2014)

LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA	70503
(Address of Principal Executive Offices)	(Zip Code)

(337) 233-1307

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2014, LHC Group, Inc. (“LHC Group”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, that pursuant to the terms of a definitive stock purchase agreement, dated February 1, 2014, and amended on March 31, 2014, by and among LHC Group and its wholly-owned subsidiaries (collectively, “Purchasers”) and Deaconess HomeCare, LLC and its wholly-owned subsidiaries (collectively, “Deaconess”), Purchasers had completed their acquisition of the operations of 32 home health, hospice, and community-based service agencies located in Mississippi, Tennessee, Kentucky, and Illinois from Deaconess (the “Acquisition”).

As permitted under Item 9.01(b) of Form 8-K, LHC Group indicated in the Original Form 8-K that it would file any pro forma financial information required under Item 9.01(b) of Form 8-K by amendment to the Original Form 8-K within 71 calendar days from which the Original Form 8-K was required to be filed. This Amendment No. 1 on Form 8-K/A amends the Original Form 8-K to include the required pro forma financial information.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The required unaudited pro forma financial information with respect to the Acquisition is filed as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits.

The following exhibit is filed with this Amendment No. 1 on Form 8-K/A:

EXHIBIT NO.	DESCRIPTION

99.2	Unaudited pro forma condensed combined financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:	/s/ Jeffrey M. Kreger
Jeffrey M. Kreger
Executive Vice President and
Chief Financial Officer

Dated: June 10, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.2	Unaudited pro forma condensed combined financial information